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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          MEMORY PHARMACEUTICALS CORP.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                      04-3363475
           (State of Incorporation            (IRS Employer
               or Organization)             Identification No.)


                               100 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645
               (Address of principal executive offices) (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class            Name of each exchange on which
        to be so registered            each class is to be registered
        -------------------            ------------------------------

                                      NONE


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-111474

      Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE
                                (Title of class)
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                                EXPLANATORY NOTE


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The Registrant hereby incorporates by reference the section entitled "Description of Capital Stock" of the Prospectus, contained in Amendment No. 4 to the Registrant's Registration Statement on Form S-1 (File No. 333-111474), filed on April 2, 2004.


ITEM 2. EXHIBITS

      The following exhibits are incorporated herein by reference:

      1. Second Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      2. Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      3. Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.6 to the Registrant's Registration Statement on Form S-1 (No. 333-111474)

      4. Form of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.7 to the Registrant's Registration Statement on Form S-1 (No. 333-111474)

      5. Form of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.8 to the Registrant's Registration Statement on Form S-1 (No. 333-111474)

      6. Form of Amended and Restated Certificate of Incorporation of the Registrant is incorporated herein by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (No. 333-111474)

      7.    Bylaws of the Registrant are incorporated herein by reference from
            Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      8. Form of Amended and Restated Bylaws of the Registrant are incorporated herein by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      9. Specimen certificate evidencing shares of common stock of the Registrant is incorporated herein by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      10. Fourth Amended and Restated Investor Rights Agreement dated as of September 11, 2003, among the Registrant and the parties listed therein is incorporated herein by reference from Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      11. Amendment to the Investor Rights Agreement dated as of March 15, 2004 is incorporated herein by reference from Exhibit 4.7 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      12. Form of Amendment to the Investor Rights Agreement dated as of April 1, 2004 is incorporated herein by reference from Exhibit 4.8 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).

      13. Registration Rights Agreement dated July 22, 1998, between the Registrant and the Trustees of Columbia University in the City of New York Registrant is incorporated herein by reference from Exhibit
            4.6 to the Registrant's Registration Statement on Form S-1 (No. 333-111474).
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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

                                          Memory Pharmaceuticals Corp.


                                          By:     /s/ TONY SCULLION
                                                  ------------------------------
                                                  Tony Scullion
                                                  Chief Executive Officer

                                          Date:   April 5, 2004